UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2018

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California	95054-1549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 765-8080

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of New Director

On March 14, 2018, the Board of Directors (“Board”) of Intel Corporation (“Intel” or the “Company”) elected Dr. Risa J. Lavizzo-Mourey as a member of the Board, effective immediately. The Board determined that Dr. Lavizzo-Mourey qualifies as “independent” in accordance with the published listing requirements of Nasdaq. Dr. Lavizzo-Mourey will be appointed to the Corporate Governance and Nominating Committee in May 2018, provided she is re-elected to the Board by stockholders at the Company’s 2018 Annual Stockholders’ Meeting.

Dr. Lavizzo-Mourey, 63, has served as the Robert Wood Johnson Foundation PIK Professor of Population Health and Health Equity at the University of Pennsylvania since January 2018. From 2003 to 2017, she was the President and Chief Executive Officer of the Robert Wood Johnson Foundation. Dr. Lavizzo-Mourey is a member of the boards of directors of General Electric Company and Hess Corporation, and she previously served as a director at Genworth Financial, Inc. and Beckman Coulter, Inc. She is also a member of the National Academy of Medicine, the Board of Regents of the Smithsonian Institution, and the Board of Fellows of Harvard Medical School. Dr. Lavizzo-Mourey holds an M.B.A. from the University of Pennsylvania and an M.D. from Harvard Medical School.

Dr. Lavizzo-Mourey will receive the standard compensation amounts payable to non-employee directors of the Board. Pursuant to these arrangements, commencing in March 2018, Dr. Lavizzo-Mourey will be paid an annual retainer of $90,000 (in addition to any committee fees), which will be pro-rated for her first year of service. In addition, in the second quarter of 2018, Dr. Lavizzo-Mourey will be granted non-employee director outperformance restricted stock units and time-based restricted stock units. Her awards will have a cumulative value on the grant date of approximately $183,340, which is pro-rated from the value of the annual awards granted to non-employee directors, and the awards will vest on the same schedule as the annual awards granted to the non-employee directors in January 2018, subject to her continued service on the Board.

Dr. Lavizzo-Mourey will also enter into Intel’s standard form of directors’ indemnification agreement with Intel, pursuant to which Intel agrees to indemnify its directors to the fullest extent permitted by applicable law and subject to certain conditions to advance expenses in connection with proceedings as described in the indemnification agreement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 14, 2018, the Board approved amendments to the Intel Corporation Bylaws (the “Bylaws”), effective immediately, to simplify and clarify provisions of the Bylaws addressing the authority of the Board and, if authorized by the Board, the Chief Executive Officer (“CEO”) to appoint and remove officers of the Company, and to eliminate the distinction between “elected” and “appointed” officers.

Article IV, Section 1 of the Bylaws, as amended, requires the Chief Executive Officer, President, Chief Financial Officer, Treasurer, and Corporate Secretary of the Company to be appointed by the Board. The Board and, to the extent authorized by the Board, the CEO, may appoint such other officers as determined appropriate, including one or more Vice Presidents. The Board of Directors (or the CEO if he or she is empowered to appoint such officer) may from time to time, assign titles, powers, duties and reporting arrangements for any officer. Prior to the amendments to Article IV, Section 1 of the Bylaws, the Board was required to appoint all of the Company’s officers at the level of Corporate Vice President and above (“Corporate Officers”), and the CEO was only authorized to appoint officers below the level of Corporate Vice President (“Appointed Officers”). Under Article IV, Section 2 of the Bylaws, as amended, any officer may be removed at any time by the Board of Directors or, if appointed by the CEO, may be removed at any time by the Board of Directors or the CEO.

The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the Bylaws, which are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The Company’s press release dated March 19, 2018, announcing the election of Dr. Lavizzo-Mourey to the Board on March 14, 2018, and the one-year waiver of the Board Chair Term Limit with respect to Mr. Bryant (discussed below in Item 8.01 – Other Events), is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Report is furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 8.01	Other Events.

According to Article III, Section 12 of the Bylaws, no director shall serve as Chairman of the Board, as a Vice-Chair, or as Lead Director for more than two (2) terms (whether or not consecutive) of three (3) years each for each such position (the “Board Chair Term Limit”). Andy D. Bryant has been serving as Chairman of the Board since May 2012, meaning that his second term of three years’ service expires at the conclusion of the Company’s 2018 Annual Stockholders’ Meeting.

Intel’s Board of Directors has experienced substantial refreshment in recent years. In the past two years, five new directors have joined the Board. Mr. Bryant has extensive knowledge of Intel’s business and strategy, having worked at Intel for 37 years in a variety of senior executive positions, including Chief Financial Officer and Chief Administrative Officer, and serving as Chairman of the Board for the past six years. The Board believes that it is in the Company’s best interests for Mr. Bryant to continue serving as Chairman of the Board for one additional year in order to help onboard and integrate the Company’s new directors. Accordingly, on March 14, 2018, the Board determined to waive the Company’s Board Chair Term Limit for one year to permit Mr. Bryant to continue serving as Chairman of the Board through the conclusion of the Company’s 2019 Annual Stockholders’ Meeting, provided he is re-elected to the Board by stockholders at the Company’s 2018 Annual Stockholders’ Meeting.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are provided as part of this Report:

Exhibit Number	Description
3.2	Intel Corporation Bylaws, as amended and restated on March 14, 2018
99.1	Press Release issued by Intel entitled “Intel Board of Directors Elects New Director and Extends Andy Bryant’s Term as Intel Chairman Until 2019,” dated March 19, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION
(Registrant)

/s/ Susie Giordano
Susie Giordano
Date: March 19, 2018	Corporate Vice President and Corporate Secretary